                                                                    Exhibit 23.6

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement as a person about to become a director of MFS Communications Company, Inc.


                                        /s/ Richard L. Adams, Jr.
                                        -------------------------


Date:  May 20, 1996